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                                                                  Exhibit 4
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                             ANR Pipeline Company


                                     and


                            Comerica Bank, Trustee



                               ----------------



                        SECOND SUPPLEMENTAL INDENTURE
                           Dated as of June 1, 1995

                                      to

                                  INDENTURE
                        Dated as of February 15, 1994


                              -----------------


                                 $75,000,000

                        7% Debentures due June 1, 2025


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                                     -1-
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     SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 1995, between ANR
Pipeline Company, a Delaware corporation (the "Company"), and Comercia Bank, a Michigan banking corporation incorporated and existing under the laws of the State of Michigan, as Trustee (the "Trustee"), to the Indenture dated as of February 15, 1994 (the "Indenture"), between the Company and the Trustee.

     Pursuant to Section 9.01(6) of the Indenture, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Debentures (as defined below) to supplement the Indenture to establish the form and terms of a Series of Securities of the Company under the Indenture to be entitled the "7% Debentures due June 1, 2025":


                                 ARTICLE ONE

                         FORM AND TERMS OF SECURITIES

     SECTION 1.01.  Terms of Securities To Be Issued.

     (a) A Series of Securities which shall be designated the "7% Debentures due June 1, 2025" (the "Debentures") shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the definitions, terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Second Supplemental Indenture.

     (b) Pursuant to Section 2.02 of the Indenture, the Debentures shall initially be issued in the form of one or more Global Securities.

     (c) The aggregate principal amount of Debentures which may be authenticated and delivered under this Second Supplemental Indenture shall not exceed $75,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.07, 2.08, 2.11 or 9.05 of the Indenture). The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.03 of the Indenture.

     (d)   The Debentures shall mature on June 1, 2025.

     (e) The Debentures shall bear interest, and such interest shall be payable, as provided in Article Two hereof.

     SECTION 1.02.  Form of the Debentures.

     The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A annexed hereto. The terms and provisions contained in the Debentures shall constitute and are hereby expressly made a part of this Second Supplemental Indenture.


                                 ARTICLE TWO

                    PAYMENT OF INTEREST ON THE DEBENTURES

     SECTION 2.01.  Interest Payment Dates.

     (a) The Debentures shall bear interest from June 1, 1995 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, at the rate of 7% per annum, and such interest shall be payable each June 1 and December 1 (each an "Interest

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Payment Date") to the person in whose name the Debenture is registered at the close of business on the regular record date (the "Regular Record Date") for any such Interest Payment Date, which shall be the fifteenth calendar day of the month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day).

     (b) The first Interest Payment Date on the Debentures shall be December 1, 1995.


                                ARTICLE THREE

                                  REDEMPTION

     SECTION 3.01.  Redemption at the Option of the Company.

     The Debentures are not redeemable at the option of the Company prior to their maturity.

     SECTION 3.02.  Redemption at the Option of the Holders.

     (a) On June 1, 2005, or if such date is not a Business Day, then the next succeeding Business Day (the "Redemption Date"), each Holder of Debentures will have the right (the "Redemption Right") to require the Company to redeem all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Debentures, in accordance with this Section 3.02, at a redemption price equal to 100% of the aggregate principal amount thereof (the "Redemption Price"), plus accrued and unpaid interest, if any, to the Redemption Date.

     (b) On or prior to March 15, 2005, the Company shall send, by first class mail, postage prepaid, a notice of the Redemption Right to each Holder of Debentures at its address appearing in the Security Register, with a copy to the Trustee, which notice shall contain all instructions and materials necessary to enable such Holder to submit its Debentures for redemption pursuant to the Redemption Right. Such notice shall state:

           (1)  that such Holder has the Redemption Right pursuant to this
     Section 3.02;

           (2)  the Redemption Date;

           (3) the Redemption Price (including the amount of any accrued and unpaid interest);

           (4) that any Debenture not submitted for redemption will continue to accrue interest;

           (5) that on the Redemption Date the Redemption Price shall become due and payable upon each Debenture submitted for redemption pursuant to the Redemption Right and that, unless the Company defaults in paying the Redemption Price therefor, any Debenture submitted for redemption pursuant to the Redemption Right shall cease to accrue interest after the Redemption Date;

           (6) that any Holder electing to have a Debenture redeemed pursuant to the Redemption Right will be required to surrender the Debenture, or transfer the Debenture by book-entry, with the form entitled "Option of Holder to Elect Redemption on June 1, 2005" on the reverse side of the Debenture completed, to the Trustee during the period from April 1, 2005 and prior to 5:00 p.m. (New York City time)


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     on April 30, 2005 (or if such date is not a Business Day, then the next succeeding Business Day) at the address specified in such notice;

           (7) that any election on the part of a Holder to exercise the Redemption Right in accordance with this Section 3.02 shall be irrevocable on the part of the Holder and may not be withdrawn; and

           (8) that Holders whose Debentures are being redeemed only in part will be issued a new Debenture or Debentures equal in principal amount to the unredeemed portion of the Debentures surrendered (which unredeemed portion must be equal to $1,000 in principal amount or an integral multiple thereof).

     (c) On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05 of the Indenture) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued and unpaid interest on, all Debentures or portions thereof which are to be redeemed on that date.

     (d) The Debentures to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price thereof and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debentures shall cease to bear interest. Upon submission of any Debenture for redemption in accordance with this Section 3.02, such Debenture shall be paid by the Company at the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures registered as such on the relevant Regular or Special Record Date according to the terms and provisions of such Debentures and Section 2.13 of the Indenture.

     (e) If any Debenture is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures equal in principal amount to the unredeemed portion of the Debenture surrendered (which unredeemed portion must be equal to $1,000 in principal amount or an integral multiple thereof).

     (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of Debentures pursuant to the Redemption Right. To the extent the provisions of any such rule conflict with the provisions of the Indenture relating to the Redemption Right, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to the Redemption Right by virtue thereof.


                                 ARTICLE FOUR

                                MISCELLANEOUS

     SECTION 4.01.  Definitions.

     All the terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context of this Second Supplemental Indenture otherwise requires.


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     SECTION 4.02.  Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE AND THE DEBENTURES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 4.03.  Successors.

     All agreements of the Company in this Second Supplemental Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

     SECTION 4.04.  Duplicate Originals.

     The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.














































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                                  SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                                 ANR PIPELINE COMPANY

[SEAL]
                                           By:    /s/ Donald H. Gullquist
                                                 --------------------------
                                                    Donald H. Gullquist
                                                   Senior Vice President

Attest:

By:  /s/ Austin M. O'Toole, Esq.
    ------------------------------
       Austin M. O'Toole, Esq.
        Senior Vice President


                                                 COMERICA BANK


                                           By:       /s/ James Kowalski
                                                 --------------------------
                                                       James Kowalski
                                                    Trust Administrator

































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                                                                    EXHIBIT A


                         [FORM OF FACE OF DEBENTURE]
                      [APPLICABLE TO GLOBAL DEBENTURE:]

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR (II) BY A NOMINEE OF THE DEPOSITORY OR THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                             ANR PIPELINE COMPANY
                                7% DEBENTURES
                               DUE JUNE 1, 2025

Rate of Interest                Maturity Date             Original Issue Date
- ---------------                 -------------              ------------------
     7%                         June 1, 2025                  June 1, 1995

No.

     ANR Pipeline Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value
received, hereby promises to pay to                          or registered
assigns, the principal sum of              on the Maturity Date shown above,
and to pay interest thereon, at the annual rate of interest shown above, from June 1, 1995 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 of each year and at maturity (an "Interest Payment Date"), commencing on the first such date after the Original Issue Date shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for any such Interest Payment Date, which shall be the fifteenth calendar day of the month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day). Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Debenture is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Debentures not less than 15 days prior to such special record date. Payment of the principal of and interest on this Debenture will be made at the agency of the Company maintained for that purpose in Detroit, Michigan and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

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provided, however, that, at the option of the Company, payment of interest other than interest due on the Maturity Date, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or any supplemental indenture thereto or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, ANR PIPELINE COMPANY has caused this instrument to be executed in its corporate name by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                             ANR PIPELINE COMPANY


                                             By:
                                                   -----------------------
                                                   Name:
                                                   Title:


ATTEST:



By:
    ----------------------------------
    Name:
    Title:

DATED:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 7% Debentures due June 1, 2025, referred to in the within-mentioned Indenture and is the Series designated in the within-mentioned Second Supplemental Indenture.


                                                   COMERICA BANK,
                                                   as Trustee


                                             By:
                                                   -----------------------
                                                      Authorized Signatory









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                            [FORM OF REVERSE SIDE]


                             ANR PIPELINE COMPANY
                                7% DEBENTURES
                               DUE JUNE 1, 2025

    This Debenture is one of a duly authorized issue of Debentures of the Company (which term includes any successor corporation under the Indenture herein referred to) designated as its 7% Debentures due June 1, 2025 (the "Debentures"), issued or to be issued pursuant to the Indenture, dated as of February 15, 1994 (the "Indenture"), between the Company and Comerica Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and under the Second Supplemental Indenture, dated as of June 1, 1995 (the "Second Supplemental Indenture"), between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture, in the Second Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

    The Debentures are a Series of Securities issued or to be issued by the Company under the Indenture, and this Series is limited in aggregate principal amount to $75,000,000. The Indenture provides that the Securities of the Company referred to therein ("Securities"), including the Debentures, may be issued in one or more Series, which different Series may be issued in such aggregate principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants, and Events of Default) as may be provided in or pursuant to the Authorizing Resolution and/or supplemental indenture (if any) relating to the several Series.

    This Debenture may not be redeemed at the option of the Company prior to its Maturity Date.

    On June 1, 2005, or if such date is not a Business Day, then the next succeeding Business Day (the "Redemption Date"), each Holder of Debentures will have the right (the "Redemption Right") to require the Company to redeem all or any part (equal to $1,000 in principal amount or an integral multiple thereof), of such Holder's Debentures for cash at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

    On or prior to March 15, 2005, the Company will mail a notice to each Holder stating that (a) in order for a Holder to exercise the Redemption Right, the Holder must surrender the Debentures in respect of which the Redemption Right is being exercised, together with the form entitled "Option of Holder to Elect Redemption on June 1, 2005" set forth below, duly completed, or transfer such Debentures by book-entry, to the Trustee during the period from April 1, 2005 and prior to 5:00 p.m. (New York City time) on April 30, 2005 (or if such date is not a Business Day, then the next succeeding Business Day), (b) any election on the part of a Holder to exercise the Redemption Right effected in accordance with the foregoing shall be irrevocable on the part of the Holder and may not be withdrawn, (c) Holders whose Debentures are being redeemed only in part will be issued new Debentures equal in principal amount to the unredeemed portion of the Debentures surrendered, which unredeemed portion must be equal to $1,000 in principal amount or an integral multiple thereof, and (d) unless the Company

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defaults in the payment of principal and accrued interest on the Debentures to be redeemed on the Redemption Date, interest on such Debentures will cease to accrue on the Redemption Date. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the redemption of the Debentures pursuant to the Redemption Right.

    If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Debentures), at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

    The Indenture provides that no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Securities of the applicable Series and the offer to the Trustee of indemnity satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on any Debenture.

    No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rates, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the agency of the Company in Detroit, Michigan duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Debenture duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Debenture, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover

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<PAGE 11>
any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3A.08 or 9.05 of the Indenture in which case such transfer taxes or similar governmental charges shall be paid by the Company).

    Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    Customary abbreviations may be used in the name of a Debentureholder or any assignee, such as: TEN COM (= tenants in common), TEN ENT(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

    The Company will furnish to any Holder of record of a Debenture, upon written request, without charge, a copy of the Indenture and the Second Supplemental Indenture. Requests may be made to: ANR Pipeline Company, c/o The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention: Corporate Secretary.




































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                               ASSIGNMENT FORM

    If you the Holder want to assign this Debenture, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Debenture to:

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------

- ----------------------------------------------------------------------------
                (Print or type name, address and zip code and social security or tax ID number of assignees)


and irrevocably appoint ____________________________________________________
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


Dated:____________________________         Signed:__________________________
                                                    (Sign exactly as name
                                                    appears on the other
                                                   side of this Debenture)


Signature Guarantee:________________________________________________________


     NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

             OPTION OF HOLDER TO ELECT REDEMPTION ON JUNE 1, 2005

     If you elect to have this Debenture redeemed by the Company on June 1, 2005, check the box:____

     If you elect to have only part of this Debenture redeemed by the Company on June 1, 2005, state the amount (multiples of $1,000 only).

$_______________


Dated:___________________________          Signed:_________________________
                                           (Sign exactly as name appears on
                                           the other side of this Debenture)


Signature Guarantee:______________________________________________________

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